                                                                    EXHIBIT 3.10









                           AMENDED AND RESTATED BYLAWS

                                       OF

                             MEADE INSTRUMENTS CORP.

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                                                                               .




ii



                                TABLE OF CONTENTS


                                                                                         Page
                                                                                         ----
ARTICLE    I          Offices........................................................      1
           1.01       Registered Office..............................................      1
           1.02       Principal Office...............................................      1
           1.03       Other Offices..................................................      1

ARTICLE    II         Meetings of Stockholders.......................................      1
           2.01       Annual Meetings................................................      1
           2.02       Special Meetings...............................................      1
           2.03       Place of Meetings..............................................      1
           2.04       Notice of Meetings.............................................      2
           2.05       Adjustments....................................................      2
           2.06       Quorum.........................................................      2
           2.07       Conduct of Meetings............................................      3
           2.08       Voting.........................................................      3
           2.09       List of Stockholders...........................................      4
           2.10       Inspectors of Election.........................................      4
           2.11       No Action By Consent of Stockholders...........................      4
           2.12       Fixing Date for Determination of Stockholders of Record........      4
           2.13       Stockholder Proposals..........................................      5
           2.14       Notice of Stockholder Nominees.................................      6

ARTICLE    III        Board of Directors.............................................      7
           3.01       General Powers.................................................      7
           3.02       Number, Classes, Term of Office................................      7
           3.03       Election of Directors..........................................      7
           3.04       Resignations...................................................      7
           3.05       Vacancies......................................................      7
           3.06       Place of Meeting, Etc..........................................      8
           3.07       Participation by Telephone.....................................      8
           3.08       Regular Meetings...............................................      8
           3.09       Special Meetings...............................................      8
           3.10       Quorum and Manner of Acting....................................      8
           3.11       Action by Consent..............................................      9
           3.12       Compensation...................................................      9
           3.13       Committees of Directors........................................      9
           3.14       Rights of Preferred Stock......................................      9

ARTICLE    IV         Officers.......................................................     10
           4.01       Corporate Officers.............................................     10
           4.02       Election, Term of Office and Qualifications....................     10
           4.03       Removal........................................................     10

                                                                                         Page
                                                                                         ----
           4.04       Resignations...................................................     10
           4.05       Vacancies......................................................     10
           4.06       Chairman of the Board..........................................     10
           4.07       Chief Executive Officer........................................     10
           4.08       President and Chief Operating Officer..........................     11
           4.09       Vice Presidents................................................     11
           4.10       Chief Financial Officer........................................     11
           4.11       Secretary......................................................     11
           4.12       Treasurer......................................................     11
           4.13       Compensation...................................................     11

ARTICLE    V          Contracts, Checks, Drafts, Bank Accounts, Etc..................     12
           5.01       Execution of Contracts.........................................     12
           5.02       Checks, Drafts, Etc............................................     12
           5.03       Deposits.......................................................     12
           5.04       General and Special Bank Accounts..............................     12

ARTICLE    VI         Shares and Their Transfer......................................     12
           6.01       Certificates for Stock.........................................     12
           6.02       Transfers of Stock.............................................     13
           6.03       Regulations....................................................     13
           6.04       Lost, Stolen, Destroyed and Mutilated Certificates.............     13

ARTICLE    VII        Indemnification................................................     14
           7.01       Authorization For Indemnification..............................     14
           7.02       Advance of Expenses............................................     14
           7.03       Insurance......................................................     14
           7.04       Non -exclusivity...............................................     14

ARTICLE    VIII       Miscellaneous..................................................     15
           8.01       Seal...........................................................     15
           8.02       Waiver of Notices..............................................     15
           8.03       Amendments.....................................................     15
           8.04       Representation of Other Corporations...........................     15
           8.05       Fiscal Year....................................................     16

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            MEADE INSTRUMENTS CORP.,
                             A DELAWARE CORPORATION



                                    ARTICLE I

                                     Offices

        1.01 Registered Office. The registered office of Meade Instruments Corp. (hereinafter the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be the agent named in the Certificate of Incorporation until changed by the Board of Directors (the "Board").

        1.02 ..Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority change the principal office from one location to another.

        1.03 ..Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders

        2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

        2.02 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may only be called in accordance with the provisions of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation").

        2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

        2.04 Notice of Meetings.

        (a) Written notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at such meeting. Except as otherwise required by law, the written notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation. Except as otherwise required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.

        (b) Whenever notice is required to be given to any stockholder to whom
(i) notice of two consecutive annual meetings, and all notices of meetings to such person between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person's address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any person shall deliver to the Corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated.

        2.05 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

        2.06 Quorum. Except as otherwise provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. A meeting at which a quorum is initially present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shares, whether present in person or by proxy, to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, or by any greater number of shares otherwise required to take such action by applicable law, these Bylaws or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.

        2.07 Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of any such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Subject to the requirements of applicable law, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board may establish and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.

        2.08 Voting.

        (a) Unless otherwise provided by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, each stockholder shall be entitled to one vote for each outstanding share of stock of the Corporation held by such stockholder. Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation on the date fixed pursuant to Section 2.12 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

        (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons (including proxyholders) have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

        (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless such proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, at any meeting of the stockholders the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Shares withdrawn from a meeting prior to a vote of stockholders shall not be deemed present for purposes of determining the number of shares necessary to approve any action taken at the meeting subsequent to the withdrawal of the shares. The vote at any meeting of the stockholders on any question need not be by written ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

        2.09 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        2.10 Inspectors of Election. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector of election so appointed shall first subscribe an oath faithfully to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability. Such inspectors of election shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of inspectors of election shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspectors of election need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector of election on any question other than a vote for or against a proposal in which he shall have a material interest.

        2.11 No Action By Consent of Stockholders. Whenever, and so long as, the Corporation is subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934 (or any successor law), any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the General Corporation Law of the State of Delaware and may not be taken by written consent of stockholders without a meeting.

        2.12 Fixing Date for Determination of Stockholders of Record.

        (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

        (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        2.13 Stockholder Proposals.

        (a) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this
Section 2.13, who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure thereof was made, whichever occurred first. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding the foregoing, nothing in this Section 2.13 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.13. For purposes of this Section 2.13, any adjournment(s) or postponement(s) of the original meeting shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled.

        (b) If the chairman of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the provisions of this

Section 2.13, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of Section 2.13(a) and 2.13(b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.

        2.14 Notice of Stockholder Nominees.

        (a) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation shall be made only at a meeting of stockholders and only (1) by or at the direction of the Board of Directors or a committee thereof or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.14, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.14. Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure thereof was made, whichever occurred first. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such stockholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder. Notwithstanding the foregoing, nothing in this Section 2.14 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.14. Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder with respect to the matters set forth in this Section
2.14. For purposes of this Section 2.14, any adjournment(s) or postponement(s) of the original meeting shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled.

        (b) If the chairman of the meeting shall determine, based on the facts, that a nomination was not made in accordance with the procedures prescribed by this Section 2.14, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE III

                               Board of Directors

        3.01 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        3.02 Number, Classes, Term of Office.

        (a) The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The exact number of directors shall be seven (7) until changed, within the limits specified above, by resolution, duly approved by the Board of Directors. The maximum and minimum number of directors permitted under these Bylaws may not be amended without a duly adopted amendment to these Bylaws approved in accordance with the provisions of the Corporation's Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a one-year term until the next annual meeting of stockholders of the Corporation or until each director's earlier death, resignation or removal. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including provisions for no cumulative voting.

        (b) No person may stand for election to, or be elected to, the Board of Directors or be appointed by the directors to fill a vacancy on the Board of Directors who shall have made, or be making, improper or unlawful use of the Corporation's confidential information, or who has interests which conflict materially with the interests of the Corporation. Directors need not be stockholders.

        3.03 Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including provisions for a classified Board and no cumulative voting.

        3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause, may be filled by a majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

        3.06 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting.

        3.07 Participation by Telephone. Directors may participate in any regular or special meeting of the Board, or any meeting of any committee of the Board, by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

        3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as otherwise required by law, notice of regular meetings need not be given.

        3.09 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or any two or more directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, overnight courier, telecopy communication or cable or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given.

        3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. A director who withdraws from a meeting shall not be deemed present at the meeting for purposes of determining the number of director votes necessary to approve any action taken at the meeting subsequent to the withdrawal of the director. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a sufficient number of directors to leave less than a quorum, provided any action taken is approved by at least a majority of the required quorum for such meeting or by such greater number as may be required by these Bylaws, the Certificate of Incorporation or applicable law. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

        3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        3.12 Compensation. The directors shall receive such compensation for their services as directors as may be fixed by resolution of the Board from time to time. The Board may also provide that the Corporation shall reimburse a director for any expense incurred by the director on account of the director's attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

        3.13 Committees of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and unless the resolution of the Board of Directors, the Certificate of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Delaware law. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

        3.14 Rights of Preferred Stock. Notwithstanding anything else contained in these Bylaws, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of directorships shall be governed by the terms of the certificate of designation for such class or series.

                                   ARTICLE IV

                                    Officers

        4.01 Corporate Officers.

        (a) The officers of the Corporation shall be a Chief Executive Officer, a President, one or more executive-level Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and a Chief Financial Officer, each to be appointed at the discretion of the Board, and such other officers as may be appointed in accordance with the provisions of Section 4.01(b).

        (b).In addition to the officers specified in Section 4.01(a), the Chief Executive Officer or the President may appoint such other officers as they may deem necessary or advisable, including a Chairman of the Board, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, one or more Vice Presidents and one or more Assistant Vice Presidents, each of whom shall hold office for such period, have such authority and perform such duties as the Chief Executive Officer or the President may from time to time determine.

        (c).Any number of offices may be held by the same person.

        4.02 Election, Term of Office and Qualifications. Each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be appointed and qualified.

        4.03 Removal. Any officer of the Corporation may be removed, with or without cause, at any time at any regular or special meeting of the Board by a majority of the directors of the Board at the time in office or, except in the case of an officer appointed by the Board, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

        4.04 Resignations. Any officer may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board, President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        4.05 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or other cause may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

        4.06 Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall preside at all meetings of the stockholders and the Board and shall have such other powers and duties as may from time to time be assigned to him by the Board or prescribed by the Bylaws.

        4.07 Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the chief executive officer of the Corporation unless otherwise determined by the Board, and shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees. In the absence or nonappointment of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board if present thereat.

        4.08 President and Chief Operating Officer. The President and Chief Operating Officer of the Corporation shall be the chief operating officer of the Corporation subject to the authority of the Chief Executive Officer, and shall report directly to the Chief Executive Officer. The President and Chief Operating Officer shall have such powers and perform such duties as the Board and/or Chief Executive Officer may from time to time prescribe.

        4.09 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe.

        4.10 Chief Financial Officer. The Chief Financial Officer shall supervise, have custody of, and be responsible for all funds and securities of the Corporation. The Chief Financial Officer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board or in accordance with authority delegated by the Board. The Chief Financial Officer shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. The Chief Financial Officer shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. The Chief Financial Officer shall, in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to the Chief Financial Officer by the Board.

        4.11 Secretary. The Secretary shall have the duty to record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with these Bylaws and as required by law; shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

        4.12 Treasurer. The Treasurer shall have such powers and perform such duties as the Board may from time to time prescribe. Unless otherwise provided by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

        4.13 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                   ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

        5.01 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

        5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

        5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Chief Financial Officer, (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

        5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.


                                   ARTICLE VI

                            Shares and Their Transfer

        6.01 Certificates for Stock.

        (a) The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of the

Corporation by the Chairman or Vice Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

        (b) A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

        6.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

        6.03 Regulations. The Board may make such rules and regulations as it may deem necessary or appropriate, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

        6.04 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                                   ARTICLE VII

                                 Indemnification

        7.01 Authorization For Indemnification. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

        7.02 Advance of Expenses. Costs and expenses (including attorneys' fees) incurred by or on behalf of a director or officer in defending or investigating any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if such director or officer shall undertake in writing to repay any such advances in the event that it is ultimately determined that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board or counsel at the time such determination is made, (a) the director or officer acted in bad faith or deliberately breached such person's duty to the Corporation or its stockholders, and (b) as a result of such actions by the director or officer, it is more likely than not that it will ultimately be determined that such director or officer is not entitled to indemnification.

        7.03 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

        7.04 Non-exclusivity. The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any director or officer or any other person seeking indemnification or advancement of expenses from the Corporation may be entitled under applicable law, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.


                                  ARTICLE VIII

                                  Miscellaneous

        8.01 Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

        8.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice. Attendance of a person at a meeting (whether in person or by proxy in the case of a meeting of stockholders) shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

        8.03 Amendments. Except as otherwise provided herein or by law, and subject to the Certificate of Incorporation, these Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be adopted, (i) by the stockholders, at any annual meeting of stockholders, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of meeting, or (ii) by the Board. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

        8.04 Representation of Other Corporations. The Chief Executive Officer, President, any Vice President or the Secretary of this Corporation is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.

        8.05 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

                            CERTIFICATE OF SECRETARY
                                       OF
                            MEADE INSTRUMENTS CORP.,
                             A DELAWARE CORPORATION


        I, Mark D. Peterson, Secretary of Meade Instruments Corp., a Delaware corporation (the "Corporation"), hereby certify that attached hereto is a true, correct and complete copy of the Amended and Restated Bylaws of the Corporation, adopted effective as of December 15, 2006.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of December 15, 2006.



                                        ----------------------------------------
                                        Mark D. Peterson
                                        Secretary